EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


Re: Ford Motor Company Registration Statement Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238, 33-54275,
     33-54283,  33-54348,  33-54735,  33-54737,  33-56785,  33-58255,  33-58785,
     33-61107, 33-64605, 33-64607, 333-02735,  333-20725,  333-27993, 333-28181,
     333-46295,   333-47443,   333-47445,   333-47733,   333-47735,   333-52399,
     333-58695,   333-58697,   333-58701,   333-65703,   333-70447,   333-74313,
     333-86127,   333-87619,   333-31466,   333-37542,   333-37536,   333-38586,
     333-40260,  333-37396, 333-38580, and 333-40258 on Form S-8, and 333-67209,
     333-49164, and 333-86035 on Form S-3.


We hereby consent to the incorporation by reference in the above Registration Statements of our report dated January 18, 2001 on our audits of the consolidated financial statements of Ford Motor Company and Subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period then ended, which report is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 19, 2001 on our audits of the consolidated financial statements of Ford Capital BV and Subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period then ended, which report is also included in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, MI
March 21, 2001